EXHIBIT 21
Significant Subsidiaries
The Company is including in the following list principal legal entities, branch office and office locations including, among them, all significant subsidiaries. The jurisdiction of incorporation (or registration) is indicated next to each such legal entity or office.
World Headquarters
International Rectifier Corporation (Delaware, USA)
101 N. Sepulveda Blvd.
El Segundo, California 90245
Phone: (310) 726-8000
Fax: (310) 322-3332
Internet: www.irf.com
North American Operations
International Rectifier Corporation (Delaware, USA)
41915 Business Park Drive
Temecula, California 92590
Phone: (909) 676-7500
Fax: (909) 676-9154
Rectificadores Internacionales, S.A. de C.V. (Mexico)
Prolongacion Ave. Los Cabos No. 9234
Parque Industrial Pacifico II
C.P. 22709
Tijuana, Baja California, Mexico
Phone: (++) 52 66 26 08 04
Fax: (++) 52 66 26 01 02
International Rectifier HiRel Products, Inc.  (Delaware, USA)
205 Crawford Street
Leominster, Massachusetts 01453
Phone: (978) 534-5776
Fax: (978) 537-4246

International Rectifier HiRel Products, Inc.
(Delaware, USA)
2520 Junction Avenue,
San Jose, California 95134
Phone: (408) 434-5000
Fax: (408) 434-5230
IR Epi Services, Inc. (Delaware, USA)
550 West Juanita
Mesa, Arizona 85210
Phone: (480) 668-4000
Fax: (480) 464-7421
International Rectifier Corporation (Delaware, USA)
One Highwood Drive, Suite 302
Tewksbury, MA 01876
Phone: (978)-640-0011
Fax: (978) 640-0222

European Operations
IR Newport Limited (England and Wales)
Cardiff Road
Newport, Wales
NP10 8YJ, United Kingdom
Phone: (++) 49 1633 810 121
Fax: (++) 49 1633 810 820
International Rectifier Company (Great Britain) Ltd. (England and Wales)
The Observatory
Castlefield Road
Reigate, Surrey,
RH2 0SG, United Kingdom
Phone: (++) 44 (0) 1737227200
Fax: (++) 44 (0) 737227201
International Rectifier Company (Great Britain) Ltd. (England and Wales)
Branch Office-Finland
Mikkelankallio 3 FIN-02770 ESPOO
Phone: (++) 358 9 8599 155
Fax: (++) 358 9 8599 1560
International Rectifier Company (Great Britain) Ltd. (England and Wales)
Branch Office - Sweden
Finlandsgatan 28
164 74 Kista, Sweden
Phone:  (++) 46 8  693 90 00
Fax:  (++) 46 8 693 90 99

IR France SAS (France)
Immeuble Zeta B 3 Avenue de Canada B LP8177
91974 Courtaboeuf Cedex, France
Phone: (++) 33 1 64 86 49 50
Fax: (++) 33 1 64 86 49 70
International Rectifier Company (Great Britain) Ltd. (England and Wales)
Branch Office-Russia
Regus Business Centre Avrora LLC
INN 7705618656/ KPP 770501001
Sadovnicheskaya st. 82, bld. 2,
115035, Moscow, Russia

IR Denmark ApS (Denmark)
Literbuen 10 C
2740 Skovlunde, Denmark
Phone: (++) 45 45 28 06 96
Fax: (++) 45 45 28 19 96
International Rectifier GmbH (Germany)
Frankfurter Strasse 227
D-63263 Neu-Isenburg Germany
Phone: (++) 49 6102 884 400
Fax: (++) 49 6102 884 433

IR Italy S.r.I. (Italy)
Via Trieste 25
Pavia, 27100 Italy
Southern Zone Phone:  (++) 33 16 486 4650
Southern Zone Fax: (++)33 16 486 4970
Asian Operations

International Rectifier Japan Company, Ltd. (Japan)
Sunshine 60 Building, 51st Floor
3-1-1, Higashi‑Ikebukuro
Toshima-Ku, Tokyo, 170-6051 Japan
Phone: (++) 81 3 3983 0641
Fax: (++) 81 3 3983 5956
International Rectifier Japan Company, Ltd. (Japan)
Branch Office-Osaka, Japan
Kazu IT Bldg., 4th Floor
2-10-27 Minami‑Semba
Chuo-Ku, Osaka-Shi, Osaka 542-0081
Phone: (++) 81 6 6258 7560
Fax: (++) 81 6 6258 7561
International Rectifier Japan Company, Ltd. (Japan)
Branch Office-Nagoya, Japan
Meitetsu Kanayama Daiichi Bldg. 5F
25-1 Namiyose-cho Atsuta-ku
Nagoya-shi, Aichi 456-0003
Tel: (++)81 52 871 0570
 Fax: (++)81 52 871 0576

Shanghai International Rectifier Trading, Ltd. (China)
231 Fu Te Road North
Waigaoqiao Free Trade Zone
Pudong, Shanghai, 200231, P.R. China
Phone: (++) 86 21 5866 6060
Fax: (++) 86 21 5866 1654
Shanghai International Rectifier Trading Ltd. - Xi'an Branch (China)
Building B #106,
38 GaoXin Road Hi-tech Industrial Development Zone,
Xi'an 71075, China
Tel: ++86 29 6890 2929
Fax: ++86 29 6890 2929

IR International Holdings, Inc. (Delaware, USA)
Beijing Representative Office - (Beijing, China
Room 816, 8/F,CYTS Building
No.5 ,DongZhimen South Avenue
Dongcheng District
Beijing 100007, China
Tel: ++86 10 5815 6588
 Fax: ++86 10 5815 6508

IR International Holdings, Inc. (Delaware, USA)
Shenzhen Representative Office (Shenzhen, China)
Unit 02-04, 15/F Modern International Building
No. 3038 Jintian Rd., Futian District
Shenzhen, 518048, China
Phone: (++) 86 755 8368 3686
Fax: (++) 86 755 8368 3690
IR International Holdings, Inc. (Delaware, USA)
Shanghai Representative Office (Shanghai, China)
Unit A-B, 10th Floor, Xinmei Union Square
999 Pudong South Road
Shanghai, 200120, China
Phone: (++) 86 21 6887 7600
Fax: (++) 86 21 5877 3880
IR Taiwan Co., Ltd. (Taiwan)
22F, 105, Section 2, Tun Hwa South Road,
Taipei, 10682, Taiwan
Phone: (++) 886 2 5577 5800
Fax: (++) 886 2 2709 8150
IR Philippines, Inc. (Philippines)
Unit 2008, 20F Strata 100 Bldg
F. Ortigas Jr Road
 Ortigas Center, Pasig City 1605
Philippines
Tel: 632 633 7882
 Fax: 632 631 6661

International Rectifier Korea (Korea)
9F Dukmyung Bldg.
170-9 Samsung-Dong, Kangnam-Gu,
Seoul, 135-741 Korea
Phone: (++) 82 2 557 7613
Fax: (++) 82 2 557 7617
International Rectifier Southeast Asia Pte. Ltd. (Singapore)
23 Serangoon North Avenue 5
#03-00 BTH Centre Singapore 554530
Phone: (++) 65 6506 2000
Fax: (++) 65 6506 2099
International Rectifier Hong Kong, Ltd. (Hong Kong)
Room 608, 6/F
Empire Centre, 68 Mody Road
Tsim Sha Tsui
Kowloon
Hong Kong
Phone: (++) 852 2803 7380
Fax: (++) 852 2540 5835
International Rectifier Corporation (Delaware, USA),
India Liaison office (Bangalore, India)
No. 407, Prestige Centre Point, Cunningham Rd.
Bangalore 560052, India
Tel: ++91 80 4114 2644/2645
 Fax: ++91 80 4114 2643

International Rectifier Malaysia Sdn Bhd (Malaysia)
Level 16, 1 Sentral, Jalan Stesen Sentral 5
KL Sentral, 50470, Kuala Lumpur
Malaysia
Tel: ++65 838 4633
Fax: ++65 733 7995